--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                       Preliminary Collateral Termsheet
                                [$422,505,379]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-8AR
                                  Groups 4-6

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued.In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering.You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following

hyperlink:http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
---------------------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded.Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                                 Collateral Group 4

------------------------------------------------------------------------------------------------------------------
                                                    Product Type
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
COLLATERAL TYPE                     LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
3 Yr Arms - IO 3 Yrs                      87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                    Index Type(1)
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
INDEX TYPE                          LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Libor - 6 Month                           87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------

(1) Please see Exhibit 1


------------------------------------------------------------------------------------------------------------------
                                                   Current Balance
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
RANGE OF PRINCIPAL BALANCES       NUMBER OF       BALANCE          % OF PRINCIPAL
AS OF THE                         MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
CUT-OFF DATE ($)                    LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
0.01 - 100,000.00                          2       142,500.00                    0.22      6.081    789     33.73
100,000.01 - 200,000.00                    9     1,440,183.67                    2.20      6.001    721     70.65
200,000.01 - 300,000.00                    7     1,704,788.00                    2.60      5.743    734     70.84
300,000.01 - 400,000.00                    6     2,064,116.28                    3.15      5.602    735     69.35
400,000.01 - 500,000.00                   12     5,613,246.22                    8.57      5.731    758     67.91
500,000.01 - 600,000.00                   12     6,651,359.82                   10.16      5.805    733     66.35
600,000.01 - 700,000.00                    9     5,844,639.46                    8.93      5.643    738     61.06
700,000.01 - 800,000.00                    6     4,439,999.66                    6.78      5.669    758     68.51
800,000.01 - 900,000.00                    2     1,765,000.00                    2.70      6.000    704     58.34
900,000.01 - 1,000,000.00                  4     3,939,770.83                    6.02      5.437    742     69.88
1,000,000.01 - 1,500,000.00                6     8,162,499.80                   12.47      5.589    745     77.11
1,500,000.01 >=                           12    23,702,977.80                   36.20      5.736    734     63.72
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: $50,000.00
Maximum: $3,000,000.00
Average: $752,541.17


------------------------------------------------------------------------------------------------------------------
                                             Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
RANGE OF MONTHS REMAINING           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
241 - 360                                 87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 352
Maximum: 360
WeightedAverage: 356



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 2

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                      Seasoning
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
RANGE OF SEASONING (Months)         LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
0                                         16     4,403,613.00                    6.73      6.106    756     70.28
1 - 3                                     19    12,552,381.39                   19.17      5.901    726     60.80
4 - 6                                     48    46,865,376.45                   71.58      5.614    741     68.22
7 - 9                                      4     1,649,710.70                    2.52      5.653    734     61.98
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 8
WeightedAverage: 4


------------------------------------------------------------------------------------------------------------------
                                              Original Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF MONTHS AT                MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
ORIGINATION                         LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
241 - 360                                 87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 360
Maximum: 360
WeightedAverage: 360


-------------------------------------------------------------------------------------------------------------------
                                                    Mortgage Rate
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF CURRENT                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
MORTGAGE RATES (%)                  LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
5.001 - 5.500                             30    21,580,606.34                   32.96      5.372    748     66.18
5.501 - 6.000                             44    39,694,398.68                   60.63      5.818    734     66.60
6.001 - 6.500                             11     3,506,776.52                    5.36      6.216    742     72.21
6.501 - 7.000                              1       559,300.00                    0.85      6.750    711     70.00
7.001 - 7.500                              1       130,000.00                    0.20      7.125    787     60.47
-----------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
-----------------------------------------------------------------------------------------------------------------
Minimum: 5.125%
Maximum: 7.125%
WeightedAverage: 5.703%


------------------------------------------------------------------------------------------------------------------
                                          Original Loan-to-Value Ratios(1)
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF ORIGINAL                 MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
LOAN-TO-VALUE RATIOS (%)            LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
<= 30.00                                   4     2,348,148.63                    3.59      5.634    743     25.29
30.01 - 35.00                              2     2,415,829.17                    3.69      5.254    718     34.11
35.01 - 40.00                              2     1,050,000.00                    1.60      5.639    725     36.54
40.01 - 45.00                              8     5,912,840.96                    9.03      5.814    765     42.20
45.01 - 50.00                              2     3,581,000.00                    5.47      5.814    788     48.63
50.01 - 55.00                              2     1,125,000.00                    1.72      6.075    775     51.48
55.01 - 60.00                              5     3,587,322.51                    5.48      5.549    719     57.41
60.01 - 65.00                              6     2,107,470.00                    3.22      6.016    756     62.58
65.01 - 70.00                             15    11,425,823.87                   17.45      5.712    736     68.03
70.01 - 75.00                              8     7,006,500.80                   10.70      5.810    741     73.85
75.01 - 80.00                             27    19,092,790.60                   29.16      5.634    726     79.26
85.01 - 90.00                              1       500,000.00                    0.76      6.000    789     88.65
90.01 - 95.00                              1       415,000.00                    0.63      6.500    691     91.13
95.01 - 100.00                             4     4,903,355.00                    7.49      5.647    735     98.36
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 20.41%
Maximum: 100.00%
WeightedAverage: 66.78%
(1)      Please see Exhibit 1

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 3

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                           Effective Loan-to-Value Ratios
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF ORIGINAL EFFECTIVE       MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
LOAN-TO-VALUE RATIOS (%)            LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
<= 30.00                                   4     2,348,148.63                    3.59      5.634    743     25.29
30.01 - 35.00                              2     2,415,829.17                    3.69      5.254    718     34.11
35.01 - 40.00                              2     1,050,000.00                    1.60      5.639    725     36.54
40.01 - 45.00                              8     5,912,840.96                    9.03      5.814    765     42.20
45.01 - 50.00                              2     3,581,000.00                    5.47      5.814    788     48.63
50.01 - 55.00                              2     1,125,000.00                    1.72      6.075    775     51.48
55.01 - 60.00                              5     3,587,322.51                    5.48      5.549    719     57.41
60.01 - 65.00                              6     2,107,470.00                    3.22      6.016    756     62.58
65.01 - 70.00                             21    17,244,178.87                   26.34      5.721    736     77.81
70.01 - 75.00                              8     7,006,500.80                   10.70      5.810    741     73.85
75.01 - 80.00                             27    19,092,790.60                   29.16      5.634    726     79.26
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 20.41%
Maximum: 80.00%
WeightedAverage: 64.38%


------------------------------------------------------------------------------------------------------------------
                                                 Mortgage Insurance
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
MORTGAGE INSURANCE FOR            MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
LOANS OVER 80 LTV                   LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
Pledged Assets                             6     5,818,355.00                  100.00      5.738    736     97.01
------------------------------------------------------------------------------------------------------------------
Total:                                     6     5,818,355.00                  100.00      5.738    736     97.01
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                            FICO Score at Origination(1)
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
RANGE OF FICO SCORES                LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
626 - 650                                  4     1,608,991.67                    2.46      5.891    639     61.36
651 - 675                                  6     4,149,200.00                    6.34      5.725    668     77.44
676 - 700                                 11    10,199,323.50                   15.58      5.708    693     77.95
701 - 725                                  9     6,445,028.76                    9.84      5.552    715     60.13
726 - 750                                 19    17,007,084.04                   25.98      5.701    740     62.08
751 - 775                                 16    11,809,484.09                   18.04      5.790    764     67.32
776 - 800                                 16    11,074,844.65                   16.92      5.704    788     59.47
801 - 825                                  6     3,177,124.83                    4.85      5.553    809     81.80
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 635
Maximum: 816
WeightedAverage: 739

(1)Please see Exhibit 1


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 4

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                               Geographic Distribution
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
STATE                               LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
California                                23    18,114,639.29                   27.67      5.658    758     64.04
Florida                                   15    10,950,224.00                   16.73      5.815    732     73.96
New York                                   4     4,964,829.17                    7.58      5.543    740     36.33
Connecticut                                2     3,241,500.00                    4.95      5.786    748     77.85
Washington                                 3     3,178,239.00                    4.85      5.907    737     68.28
New Jersey                                 3     2,545,000.00                    3.89      5.575    687     64.41
Arizona                                    3     2,423,000.00                    3.70      5.618    795     81.75
Colorado                                   2     2,333,806.52                    3.56      5.740    688     76.30
Virginia                                   4     2,248,325.26                    3.43      5.632    737     67.94
Nevada                                     2     1,819,227.00                    2.78      5.845    762     70.17
Other                                     26    13,652,291.30                   20.85      5.690    722     68.26
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                  Occupancy Status
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
OCCUPANCY STATUS                    LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Primary                                   62    40,379,457.74                   61.68      5.679    748     61.13
Second Home                               19    23,077,505.80                   35.25      5.702    725     76.15
Investment                                 6     2,014,118.00                    3.08      6.203    719     72.60
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                 Documentation Type
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
INCOME DOCUMENTATION                LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
LITE                                      40    32,046,180.27                   48.95      5.629    748     68.97
Full/Alt                                  37    29,091,214.99                   44.43      5.795    725     64.68
Limited                                   10     4,333,686.28                    6.62      5.632    765     64.66
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                    Loan Purpose
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
PURPOSE                             LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Refinance - Cashout                       36    27,852,007.22                   42.54      5.687    745     63.74
Refinance - Rate Term                     28    21,003,181.49                   32.08      5.631    729     59.25
Purchase                                  23    16,615,892.83                   25.38      5.822    743     81.38
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                    Property Type
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
PROPERTY TYPE                       LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                   47    43,886,999.43                   67.03      5.714    733     63.67
Planned Unit Development                  24    13,538,817.47                   20.68      5.597    751     73.34
Condominium                               14     7,458,764.64                   11.39      5.852    749     74.29
Co-op                                      1       310,000.00                    0.47      5.375    796     35.43
Condo - High Rise >8 floors                1       276,500.00                    0.42      5.500    736     70.00
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 5

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                               Prepayment Charge Term
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
PREPAYMENT CHARGE TERM AT         MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
ORIGINATION (MOS.)                  LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
0                                         87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                 Conforming Balance
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
CONFORMING BALANCE                  LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Non-Conforming Balance                    61    59,288,493.59                   90.56      5.691    740     66.62
Conforming Balance                        26     6,182,587.95                    9.44      5.823    730     68.33
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                 Maximum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF MAXIMUM MORTGAGE         MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
RATES (%)                           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
11.001 - 11.500                           30    21,580,606.34                   32.96      5.372    748     66.18
11.501 - 12.000                           44    39,694,398.68                   60.63      5.818    734     66.60
12.001 - 12.500                           11     3,506,776.52                    5.36      6.216    742     72.21
12.501 - 13.000                            1       559,300.00                    0.85      6.750    711     70.00
13.001 - 13.500                            1       130,000.00                    0.20      7.125    787     60.47
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 11.125%
Maximum: 13.125%
WeightedAverage: 11.703%


------------------------------------------------------------------------------------------------------------------
                                 Minimum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF MINIMUM MORTGAGE         MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
RATES (%)                           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                             87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2.000%
WeightedAverage: 2.000%


------------------------------------------------------------------------------------------------------------------
                                     Gross Margins of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
RANGE OF GROSS MARGINS (%)          LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                             87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2.000%
WeightedAverage: 2.000%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 6

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                          Months to Next Adjustment Date of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
MONTHS TO NEXT ADJUSTMENT           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
24 - 29                                    4     1,649,710.70                    2.52      5.653    734     61.98
30 - 35                                   67    59,417,757.84                   90.75      5.675    738     66.65
36 - 41                                   16     4,403,613.00                    6.73      6.106    756     70.28
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 28
Maximum: 36
WeightedAverage: 32


------------------------------------------------------------------------------------------------------------------
                                  Initial Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
INITIAL PERIODIC                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
CAP (%)                             LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                             87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 6.000%
Maximum: 6.000%
WeightedAverage: 6.000%


------------------------------------------------------------------------------------------------------------------
                                      Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
PERIODIC CAP (%)                    LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                             87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Total:                                    87    65,471,081.54                  100.00      5.703    739     66.78
------------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2.000%
WeightedAverage: 2.000%




                 Note: All characteristics are preliminary and
                   are subject to the final collateral pool



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 7

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


                                                 Collateral Group 5

------------------------------------------------------------------------------------------------------------------
                                                    Product Type
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
COLLATERAL TYPE                     LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
5 Yr Arms - IO 5 Yrs                     354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                    Index Type(1)
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
INDEX TYPE                          LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Libor - 6 Month                          354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------

(1) Please see Exhibit 1


------------------------------------------------------------------------------------------------------------------
                                                   Current Balance
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
RANGE OF PRINCIPAL BALANCES       NUMBER OF       BALANCE          % OF PRINCIPAL
AS OF THE                         MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
CUT-OFF DATE ($)                    LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
0.01 - 100,000.00                         10       810,935.13                    0.28      5.634    717     65.26
100,000.01 - 200,000.00                   31     4,861,463.59                    1.67      5.477    703     74.73
200,000.01 - 300,000.00                   27     6,734,429.63                    2.32      5.542    697     77.18
300,000.01 - 400,000.00                   16     5,565,009.79                    1.91      5.444    683     72.71
400,000.01 - 500,000.00                   47    21,745,068.44                    7.48      5.740    713     66.32
500,000.01 - 600,000.00                   48    26,495,859.21                    9.11      5.772    715     69.75
600,000.01 - 700,000.00                   22    14,284,079.84                    4.91      5.630    729     69.16
700,000.01 - 800,000.00                   26    19,493,043.44                    6.70      5.752    722     66.53
800,000.01 - 900,000.00                   13    10,971,606.62                    3.77      5.647    743     72.71
900,000.01 - 1,000,000.00                 20    19,587,496.47                    6.74      5.812    742     62.62
1,000,000.01 - 1,500,000.00               47    58,327,900.14                   20.06      5.705    739     65.35
1,500,000.01 >=                           47   101,943,909.97                   35.05      5.672    736     68.66
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: $58,800.00
Maximum: $4,635,000.00
Average: $821,527.69


------------------------------------------------------------------------------------------------------------------
                                             Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
RANGE OF MONTHS REMAINING           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
241 - 360                                354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 342
Maximum: 360
Weighted Average: 356



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 7

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                                      Seasoning
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
RANGE OF SEASONING (Months)         LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
0                                         46    40,497,150.00                   13.93      6.121    733     66.13
1 - 3                                    126   105,589,989.94                   36.31      5.821    728     70.38
4 - 6                                    110    95,468,413.01                   32.83      5.525    732     65.16
7 - 9                                     64    44,821,699.81                   15.41      5.413    727     67.54
10 - 12                                    6     4,096,752.52                    1.41      5.282    719     89.38
13 - 15                                    1        58,800.00                    0.02      5.000    692     70.00
16 - 18                                    1       287,996.99                    0.10      4.750    609     80.00
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 18
Weighted Average: 4


------------------------------------------------------------------------------------------------------------------
                                              Original Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF MONTHS AT                MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
ORIGINATION                         LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
241 - 360                                354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 360
Maximum: 360
Weighted Average: 360


------------------------------------------------------------------------------------------------------------------
                                                    Mortgage Rate
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF CURRENT                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
MORTGAGE RATES (%)                  LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
4.501 - 5.000                              9     1,680,793.66                    0.58      4.957    716     77.14
5.001 - 5.500                            120    91,952,491.52                   31.62      5.359    730     65.57
5.501 - 6.000                            176   155,312,833.18                   53.40      5.758    728     67.78
6.001 - 6.500                             47    40,775,383.91                   14.02      6.208    734     72.69
6.501 - 7.000                              2     1,099,300.00                    0.38      6.716    723     91.34
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 4.750%
Maximum: 6.750%
Weighted Average: 5.694%



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 8

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                          Original Loan-to-Value Ratios(1)
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF ORIGINAL                 MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
LOAN-TO-VALUE RATIOS (%)            LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
<= 30.00                                  10     4,431,621.13                    1.52      5.755    679     24.94
30.01 - 35.00                              5     6,374,700.00                    2.19      5.920    779     33.05
35.01 - 40.00                             12     9,416,135.03                    3.24      5.608    767     37.33
40.01 - 45.00                              8     5,196,881.25                    1.79      5.513    720     42.93
45.01 - 50.00                             16    18,772,135.01                    6.45      5.566    748     47.52
50.01 - 55.00                             21    22,517,578.76                    7.74      5.677    717     52.36
55.01 - 60.00                             19    14,777,621.25                    5.08      5.674    724     56.82
60.01 - 65.00                             22    19,449,464.40                    6.69      5.709    720     62.81
65.01 - 70.00                             47    48,156,900.73                   16.56      5.692    720     68.24
70.01 - 75.00                             31    24,542,724.79                    8.44      5.589    750     73.49
75.01 - 80.00                            131    93,195,706.52                   32.05      5.723    728     79.14
80.01 - 85.00                              3     5,463,825.00                    1.88      5.762    774     81.22
85.01 - 90.00                              3     2,570,806.25                    0.88      5.646    633     86.12
90.01 - 95.00                              2       707,650.00                    0.24      6.242    698     94.99
95.01 - 100.00                            24    15,247,052.15                    5.24      5.833    726     99.99
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 10.76%
Maximum: 100.00%
Weighted Average: 67.91%
     (1)Please see Exhibit 1


------------------------------------------------------------------------------------------------------------------
                                           Effective Loan-to-Value Ratios
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
RANGE OF ORIGINAL EFFECTIVE       MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
LOAN-TO-VALUE RATIOS (%)            LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
<= 30.00                                  10     4,431,621.13                    1.52      5.755    679     24.94
30.01 - 35.00                              5     6,374,700.00                    2.19      5.920    779     33.05
35.01 - 40.00                             12     9,416,135.03                    3.24      5.608    767     37.33
40.01 - 45.00                              8     5,196,881.25                    1.79      5.513    720     42.93
45.01 - 50.00                             16    18,772,135.01                    6.45      5.566    748     47.52
50.01 - 55.00                             21    22,517,578.76                    7.74      5.677    717     52.36
55.01 - 60.00                             19    14,777,621.25                    5.08      5.674    724     56.82
60.01 - 65.00                             22    19,449,464.40                    6.69      5.709    720     62.81
65.01 - 70.00                             82    72,936,038.41                   25.08      5.725    722     76.81
70.01 - 75.00                             30    24,278,724.79                    8.35      5.590    751     73.48
75.01 - 80.00                            128    91,997,902.24                   31.63      5.726    728     79.13
80.01 - 85.00                              1       672,000.00                    0.23      5.875    693     83.58
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 10.76%
Maximum: 83.58%
Weighted Average: 65.91%


------------------------------------------------------------------------------------------------------------------
                                                 Mortgage Insurance
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
MORTGAGE INSURANCE FOR            MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
LOANS OVER 80 LTV                   LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
Pledged Assets                            31    23,317,333.40                   97.20      5.807    727     94.39
No Mortgage Insurance                      1       672,000.00                    2.80      5.875    693     83.58
Total:                                    32    23,989,333.40                  100.00      5.809    726     94.08
------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 9

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                            FICO Score at Origination(1)
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
RANGE OF FICO SCORES                LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
601 - 625                                 14     5,921,170.94                    2.04      5.724    615     57.07
626 - 650                                 22    11,228,150.02                    3.86      5.703    638     81.47
651 - 675                                 40    27,665,523.63                    9.51      5.736    664     68.59
676 - 700                                 58    43,404,531.09                   14.92      5.665    688     67.90
701 - 725                                 52    43,160,513.55                   14.84      5.679    711     67.33
726 - 750                                 44    45,369,552.43                   15.60      5.633    740     70.31
751 - 775                                 52    43,697,442.09                   15.03      5.691    763     64.75
776 - 800                                 60    59,575,731.92                   20.49      5.766    787     68.27
801 - 825                                 12    10,798,186.60                    3.71      5.612    805     61.23
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 606
Maximum: 817
Weighted Average:730
(1)Please see Exhibit 1


------------------------------------------------------------------------------------------------------------------
                                               Geographic Distribution
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
STATE                               LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
California                                76    69,179,270.42                   23.79      5.737    735     67.53
Florida                                   51    37,837,065.24                   13.01      5.742    728     69.31
New York                                  19    21,951,686.60                    7.55      5.509    726     60.32
Massachusetts                             19    20,440,987.17                    7.03      5.683    719     71.74
New Jersey                                25    19,353,134.58                    6.65      5.833    727     63.45
Arizona                                   17    14,675,083.26                    5.05      5.662    753     70.16
Connecticut                               12    14,078,461.00                    4.84      5.581    740     62.80
Illinois                                  14    12,397,940.56                    4.26      5.682    757     78.61
Pennsylvania                               9    10,638,914.58                    3.66      5.680    701     73.28
Maryland                                   9    10,295,635.83                    3.54      5.563    751     64.05
Other                                    103    59,972,623.03                   20.62      5.702    718     68.55
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                  Occupancy Status
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
OCCUPANCY STATUS                    LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Primary                                  259   212,914,372.32                   73.21      5.675    731     67.73
Second Home                               67    66,791,579.30                   22.97      5.728    726     68.66
Investment                                28    11,114,850.65                    3.82      5.845    728     67.02
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                 Documentation Type
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
INCOME DOCUMENTATION                LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Full/Alt                                 181   153,766,376.49                   52.87      5.677    722     70.17
LITE                                     149   126,724,178.17                   43.57      5.722    737     65.14
Limited                                   24    10,330,247.61                    3.55      5.607    753     68.48
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 10

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                    Loan Purpose
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
PURPOSE                             LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Refinance - Cashout                      149   127,302,512.04                   43.77      5.683    723     65.86
Purchase                                 114    87,086,393.15                   29.95      5.773    730     78.12
Refinance - Rate Term                     91    76,431,897.08                   26.28      5.622    741     59.71
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                    Property Type
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
                                  MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
PROPERTY TYPE                       LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                  200   178,841,761.55                   61.50      5.691    733     67.37
Planned Unit Development                  81    65,899,708.46                   22.66      5.695    726     68.31
Condominium                               55    34,066,361.14                   11.71      5.681    712     66.99
2-4 Family                                11     6,267,047.83                    2.15      5.795    739     80.07
Townhouse                                  1     3,000,000.00                    1.03      5.875    778     75.00
Co-op                                      5     2,605,700.00                    0.90      5.599    752     71.50
Condo - High Rise >8 floors                1       140,223.29                    0.05      5.125    614     44.31
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                               Prepayment Charge Term
------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL
                                  NUMBER OF       BALANCE          % OF PRINCIPAL
PREPAYMENT CHARGE TERM AT         MORTGAGE       AS OF THE         BALANCE AS OF         GROSS
ORIGINATION (MOS.)                  LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
0                                        354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                 Conforming Balance
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
CONFORMING BALANCE                  LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Non-Conforming Balance                   261   268,798,900.85                   92.43      5.704    732     67.51
Conforming Balance                        93    22,021,901.42                    7.57      5.573    697     72.88
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                 Maximum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
RANGE OF MAXIMUM MORTGAGE         MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
RATES (%)                           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
10.501 - 11.000                            9     1,680,793.66                    0.58      4.957    716     77.14
11.001 - 11.500                          120    91,952,491.52                   31.62      5.359    730     65.57
11.501 - 12.000                          176   155,312,833.18                   53.40      5.758    728     67.78
12.001 - 12.500                           47    40,775,383.91                   14.02      6.208    734     72.69
12.501 - 13.000                            2     1,099,300.00                    0.38      6.716    723     91.34
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 10.750%
Maximum: 12.750%
Weighted Average:11.694%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 11

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                 Minimum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
RANGE OF MINIMUM MORTGAGE         MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
RATES (%)                           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                            354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2.000%
Weighted Average: 2.000%


------------------------------------------------------------------------------------------------------------------
                                     Gross Margins of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
RANGE OF GROSS MARGINS (%)          LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                            354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2.000%
Weighted Average: 2.000%


------------------------------------------------------------------------------------------------------------------
                             Months to Next Adjustment Date of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
MONTHS TO NEXT ADJUSTMENT           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
42 - 47                                    2       346,796.99                    0.12      4.792    623     78.30
48 - 53                                   70    48,918,452.33                   16.82      5.402    726     69.37
54 - 59                                  236   201,058,402.95                   69.13      5.680    730     67.90
60 - 65                                   46    40,497,150.00                   13.93      6.121    733     66.13
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 42
Maximum: 60
Weighted Average: 56


------------------------------------------------------------------------------------------------------------------
                                  Initial Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
INITIAL PERIODIC                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
CAP (%)                             LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                            354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 6.000%
Maximum: 6.000%
Weighted Average: 6.000%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 12

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                      Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
PERIODIC CAP (%)                    LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                            354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Total:                                   354   290,820,802.27                  100.00      5.694    730     67.91
------------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2.000%
Weighted Average: 2.000%




                 Note: All characteristics are preliminary and
                   are subject to the final collateral pool



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                    Page 13

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



                                                 Collateral Group 6

------------------------------------------------------------------------------------------------------------------
                                                    Product Type
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
COLLATERAL TYPE                     LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
7 Yr Arms - IO 7 Yrs                      81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                    Index Type(1)
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
INDEX TYPE                          LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Libor - 6 Month                           81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
(1) Please see Exhibit 1


------------------------------------------------------------------------------------------------------------------
                                                   Current Balance
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
RANGE OF PRINCIPAL BALANCES       NUMBER OF      BALANCE          % OF PRINCIPAL
AS OF THE                         MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
CUT-OFF DATE ($)                    LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
100,000.01 - 200,000.00                    3       527,598.28                    0.80      5.918    735     50.49
200,000.01 - 300,000.00                    7     1,781,767.48                    2.69      5.575    762     55.72
300,000.01 - 400,000.00                    3     1,011,650.00                    1.53      5.704    700     77.44
400,000.01 - 500,000.00                   12     5,290,723.60                    7.99      5.727    748     71.56
500,000.01 - 600,000.00                   21    11,649,310.47                   17.59      5.921    743     72.55
600,000.01 - 700,000.00                    5     3,415,994.17                    5.16      5.955    701     71.59
700,000.01 - 800,000.00                    5     3,695,313.41                    5.58      6.100    758     74.06
800,000.01 - 900,000.00                    2     1,696,900.00                    2.56      5.935    685     64.65
900,000.01 - 1,000,000.00                  7     6,899,575.00                   10.42      5.772    773     59.45
1,000,000.01 - 1,500,000.00                4     5,171,900.00                    7.81      6.038    744     65.36
1,500,000.01 >=                           12    25,072,762.99                   37.87      5.901    717     62.17
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: $155,098.28
Maximum: $2,500,000.00
Average: $817,450.56


------------------------------------------------------------------------------------------------------------------
                                             Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
RANGE OF MONTHS REMAINING           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
241 - 360                                 81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 351
Maximum: 360
Weighted Average: 357


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 12

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                                      Seasoning
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
RANGE OF SEASONING (Months)         LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
0                                         11    11,615,000.00                   17.54      6.257    739     71.62
1 - 3                                     23    22,164,637.75                   33.47      5.939    724     60.35
4 - 6                                     37    26,415,331.41                   39.89      5.774    730     69.90
7 - 9                                     10     6,018,526.24                    9.09      5.520    777     57.67
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 9
Weighted Average: 3


------------------------------------------------------------------------------------------------------------------
                                              Original Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
RANGE OF MONTHS AT                MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
ORIGINATION                         LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
241 - 360                                 81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 360
Maximum: 360
Weighted Average: 360


------------------------------------------------------------------------------------------------------------------
                                                    Mortgage Rate
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
RANGE OF CURRENT                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
MORTGAGE RATES (%)                  LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
5.001 - 5.500                             13     8,951,303.46                   13.52      5.414    761     47.86
5.501 - 6.000                             49    39,746,015.95                   60.03      5.839    730     66.54
6.001 - 6.500                             18    16,766,175.99                   25.32      6.235    727     75.26
6.501 - 7.000                              1       750,000.00                    1.13      6.625    762     37.50
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 5.250%
Maximum: 6.625%
Weighted Average: 5.891%


------------------------------------------------------------------------------------------------------------------
                                          Original Loan-to-Value Ratios(1)
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
RANGE OF ORIGINAL                 MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
LOAN-TO-VALUE RATIOS (%)            LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
<= 30.00                                   4     1,751,287.16                    2.64      5.355    775     24.35
30.01 - 35.00                              3     2,595,702.68                    3.92      5.538    774     33.15
35.01 - 40.00                              3     3,375,892.00                    5.10      5.935    764     36.92
40.01 - 45.00                              6     7,150,500.00                   10.80      5.977    678     42.31
45.01 - 50.00                              3     3,593,000.00                    5.43      5.802    750     47.86
50.01 - 55.00                              1       885,000.00                    1.34      5.875    718     50.57
55.01 - 60.00                              6     4,105,461.31                    6.20      5.818    765     57.71
60.01 - 65.00                              5     4,151,137.06                    6.27      5.826    744     62.35
65.01 - 70.00                              2     3,310,000.00                    5.00      5.625    717     69.86
70.01 - 75.00                             11     7,851,651.85                   11.86      5.916    724     72.73
75.01 - 80.00                             28    20,743,642.69                   31.33      6.045    730     79.23
80.01 - 85.00                              1       421,000.00                    0.64      5.500    747     83.04
90.01 - 95.00                              1     1,368,900.00                    2.07      5.625    773     91.26
95.01 - 100.00                             7     4,910,320.65                    7.42      5.892    748     99.59
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 20.07%
Maximum: 100.00%
Weighted Average: 65.89%
(1)      Please see Exhibit 1

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                    Page 13

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                          Effective Loan-to-Value Ratios(1)
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
RANGE OF ORIGINAL EFFECTIVE       MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
LOAN-TO-VALUE RATIOS (%)            LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
<= 30.00                                   4     1,751,287.16                    2.64      5.355    775     24.35
30.01 - 35.00                              3     2,595,702.68                    3.92      5.538    774     33.15
35.01 - 40.00                              3     3,375,892.00                    5.10      5.935    764     36.92
40.01 - 45.00                              6     7,150,500.00                   10.80      5.977    678     42.31
45.01 - 50.00                              3     3,593,000.00                    5.43      5.802    750     47.86
50.01 - 55.00                              1       885,000.00                    1.34      5.875    718     50.57
55.01 - 60.00                              6     4,105,461.31                    6.20      5.818    765     57.71
60.01 - 65.00                              5     4,151,137.06                    6.27      5.826    744     62.35
65.01 - 70.00                             13    10,788,220.65                   16.29      5.758    740     87.34
70.01 - 75.00                             11     7,851,651.85                   11.86      5.916    724     72.73
75.01 - 80.00                             26    19,965,642.69                   30.15      6.053    730     79.20
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 20.07%
Maximum: 80.00%
Weighted Average: 63.06%


------------------------------------------------------------------------------------------------------------------
                                                 Mortgage Insurance
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
MORTGAGE INSURANCE FOR LOANS      MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
OVER 80 LTV                         LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
Pledged Assets                             9     6,700,220.65                  100.00      5.813    753     96.85
------------------------------------------------------------------------------------------------------------------
Total:                                     9     6,700,220.65                  100.00      5.813    753     96.85
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                            FICO Score at Origination(1)
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
RANGE OF FICO SCORES                LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
601 - 625                                  4     3,985,211.61                    6.02      5.924     610     76.51
626 - 650                                  3     3,505,400.00                    5.29      5.904    636     49.97
651 - 675                                  3     1,324,098.28                    2.00      6.220    669     75.53
676 - 700                                 10     8,298,812.24                   12.53      6.034    689     58.66
701 - 725                                  8     8,008,150.00                   12.09      5.825    713     76.72
726 - 750                                 15    12,434,754.68                   18.78      5.810    743     59.70
751 - 775                                 16    14,569,000.65                   22.00      5.861    768     68.48
776 - 800                                 16    10,110,219.28                   15.27      5.899    789     66.57
801 - 825                                  6     3,977,848.66                    6.01      5.912    808     67.54
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 605
Maximum: 813
Weighted Average: 734

(1) Please see Exhibit 1



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                    Page 14

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                               Geographic Distribution
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
STATE                               LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Florida                                   14    16,342,500.31                   24.68      5.850    707     56.40
California                                16    16,248,523.58                   24.54      6.042    752     67.74
North Carolina                             4     5,699,000.00                    8.61      5.925    757     77.30
Georgia                                    5     3,559,900.00                    5.38      5.876    736     68.65
New York                                   6     3,501,671.43                    5.29      5.891    734     50.48
Arizona                                    2     2,590,000.00                    3.91      5.943    732     73.39
Massachusetts                              5     2,495,362.16                    3.77      5.510    730     65.56
Washington                                 5     2,212,150.00                    3.34      6.060    721     73.06
New Jersey                                 3     2,081,000.00                    3.14      5.893    719     75.14
Delaware                                   1     1,625,892.00                    2.46      5.500    735     37.16
Other                                     20     9,857,495.92                   14.89      5.804    743     75.75
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                  Occupancy Status
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
OCCUPANCY STATUS                    LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Primary                                   72    57,235,242.65                   86.44      5.895    730     64.46
Second Home                                9     8,978,252.75                   13.56      5.865    756     75.00
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                 Documentation Type
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
INCOME DOCUMENTATION                LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Full/Alt                                  37    31,965,613.25                   48.28      5.918    728     70.16
LITE                                      35    31,032,048.55                   46.87      5.873    737     63.15
Limited                                    9     3,215,833.60                    4.86      5.799    763     49.86
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                    Loan Purpose
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
PURPOSE                             LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Refinance - Cashout                       43    35,972,820.57                   54.33      5.864    708     61.13
Purchase                                  23    20,130,375.05                   30.40      6.033    764     75.90
Refinance - Rate Term                     15    10,110,299.78                   15.27      5.703    765     62.92
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 15

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                    Property Type
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
PROPERTY TYPE                       LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                   46    37,315,385.56                   56.36      5.902    728     63.72
Planned Unit Development                  20    19,981,768.41                   30.18      5.882    734     70.20
Condominium                               12     8,070,138.75                   12.19      5.904    755     68.86
Co-op                                      3       846,202.68                    1.28      5.464    780     31.30
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                               Prepayment Charge Term
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
PREPAYMENT CHARGE TERM AT         MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
ORIGINATION (MOS.)                  LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
0                                         81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                 Conforming Balance
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
CONFORMING BALANCE                  LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
Non-Conforming Balance                    67    62,478,253.81                   94.36      5.904    733     65.90
Conforming Balance                        14     3,735,241.59                    5.64      5.678    744     65.77
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                 Maximum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
RANGE OF MAXIMUM MORTGAGE         MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
RATES (%)                           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
11.001 - 11.500                           13     8,951,303.46                   13.52      5.414    761     47.86
11.501 - 12.000                           49    39,746,015.95                   60.03      5.839    730     66.54
12.001 - 12.500                           18    16,766,175.99                   25.32      6.235    727     75.26
12.501 - 13.000                            1       750,000.00                    1.13      6.625    762     37.50
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 11.250%
Maximum: 12.625%
Weighted Average: 11.891%


------------------------------------------------------------------------------------------------------------------
                                 Minimum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
RANGE OF MINIMUM MORTGAGE         MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
RATES (%)                           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                             81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2.000%
Weighted Average: 2.000%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 16

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MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                     Gross Margins of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
RANGE OF GROSS MARGINS (%)          LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                             81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2.000%%
Weighted Average: 2.000%%


------------------------------------------------------------------------------------------------------------------
                            Months to Next Adjustment Date of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
MONTHS TO NEXT ADJUSTMENT           LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
72 - 77                                   10     6,018,526.24                    9.09      5.520    777     57.67
78 - 83                                   60    48,579,969.16                   73.37      5.849    727     65.54
84 - 89                                   11    11,615,000.00                   17.54      6.257    739     71.62
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 75
Maximum: 84
Weighted Average: 81


------------------------------------------------------------------------------------------------------------------
                                  Initial Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
INITIAL PERIODIC                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
CAP (%)                             LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                             81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 6.000%
Maximum: 6.000%
Weighted Average: 6.000%


------------------------------------------------------------------------------------------------------------------
                                      Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL
                                  NUMBER OF      BALANCE          % OF PRINCIPAL
                                  MORTGAGE      AS OF THE         BALANCE AS OF         GROSS
PERIODIC CAP (%)                    LOANS      CUT-OFF DATE       THE CUT-OFF DATE      COUPON(%)  FICO   OLTV(%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                             81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Total:                                    81    66,213,495.40                  100.00      5.891    734     65.89
------------------------------------------------------------------------------------------------------------------
Minimum: 2.000%
Maximum: 2000%
Weighted Average: 2.000%




                Note: All characteristics are preliminary and
                   are subject to the final collateral pool



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 17

--------------------------------------------------------------------------------
MORGAN STANLEY                   MORGAN STANLEY                     May 18, 2006
Securitized Products Group     [GRAPHIC OMITTED]

--------------------------------------------------------------------------------



This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley").This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report.Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein.The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein.Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

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Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not,may not be offered or sold absent an exemption therefrom.Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors.This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only.Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.You should consider this material as only a single factor in making an investment decision.

Options are not for everyone.Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument.A secondary market may not exist for these securities.For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors.There may be time limitations on the exercise of options or other rights in securities/instruments transactions.Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized.Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates.Other events not taken into account may occur and may significantly affect the projections or estimates.Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events.Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure.For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder.For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls.The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.





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